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                              LOGIC WORKS, INC.
                      COMPUTATION OF EARNINGS PER SHARE




                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                            ------------     -----------
                                                1996            1995
                                            ------------     -----------

PRIMARY
Net income per share.....................   $    316,000     $     7,000
                                            ============     ===========
Weighted average number of
  common shares outstanding..............     11,095,000       5,247,000
Stock options granted one year prior
  to initial filing .....................             --         923,000
Stock warrants granted one year prior
  to initial filing......................             --         199,000
Weighted average stock options
  outstanding ...........................      1,861,000       1,194,000
                                            ------------     -----------
Weighted average number of common shares
  outstanding as adjusted................     12,956,000       7,563,000
Net income per share.....................          $0.02           $0.00
                                            ============     ===========
FULLY DILUTED
Net income per share  ...................   $    316,000     $    37,000
                                            ============     ===========
Weighted average number of common shares
  outstanding............................     11,095,000       5,247,000

Automatic conversion feature of
  Series A  redeemable convertible
   preferred stock.......................             --       2,400,000
Stock options granted one year
  prior to initial filing................             --         923,000
Stock warrants granted one year
  prior to initial filing................             --         199,000
Weighted average stock options
  outstanding............................      1,886,000       1,206,000
                                            ------------     -----------
Weighted average number of common shares
  outstanding as adjusted................     12,981,000       9,975,000
                                            ============     ===========
Net income per share.....................          $0.02           $0.00
                                            ============     ===========










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